Exhibit 10.6

EXCESS SPREAD REFINANCED LOAN REPLACEMENT AGREEMENT

by and between

NATIONSTAR MORTGAGE LLC

(Seller)

and

NIC MSR I LLC

(Purchaser)

Dated and effective as of December 8, 2011

EXHIBITS

Exhibit A – Form of Assignment Agreement

Exhibit B – Example of calculations of Maximum Retained Refinancing Loan Amounts

Annex A

i

EXCESS SPREAD REFINANCED LOAN REPLACEMENT AGREEMENT

This EXCESS SPREAD REFINANCED LOAN REPLACEMENT AGREEMENT (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of December 8, 2011, is by and between NIC MSR I LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”), and Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) (the Purchaser and the Seller will collectively be referred to as the “Parties” and each, a “Party”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into the Excess Servicing Spread Sale and Assignment Agreement, dated as of the date hereof (as amended, restated, or otherwise modified and in effect, the “Excess Servicing Spread Sale and Assignment Agreement”), pursuant to which Purchaser will purchase and assume all right, title and interest in the excess servicing spread with respect to a portfolio of residential mortgage loans;

WHEREAS, Seller desires to retain the right to refinance the residential mortgage loans in the portfolio, and Purchaser is willing to grant such right, as long as the newly-originated residential mortgage loans or replacement residential mortgage loans are included in the portfolio in replacement of the refinanced residential mortgage loans as described herein; and

WHEREAS, Purchaser and Seller desire to set forth the terms and conditions pursuant to which residential mortgage loans in the portfolio may be refinanced and replaced in the portfolio.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01 Definitions.

Unless otherwise defined herein, capitalized terms have the meanings given to such terms in the Excess Servicing Spread Sale and Assignment Agreement. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Agreement: As defined in the introduction hereof.

Assignment Agreement: An assignment agreement substantially in the form of Exhibit A to this Agreement or in such other form as mutually agreed upon by the Parties.

Available Portfolio: As defined in Section 2.04(a) hereof.

Base Agreement: The Excess Servicing Spread Sale and Assignment Agreement or a Third Party Base Agreement, as applicable.

Excess Refinancing Percentage: As defined in Section 2.03 hereof.

Excess Servicing Spread Sale and Assignment Agreement: As defined in the recitals to this Agreement.

Maximum Retained Refinancing Loan Amount: As defined in Section 2.03 hereof.

Mortgage Loan: Each of the mortgage loans described in Exhibit A to the Excess Servicing Spread Sale and Assignment Agreement, as supplemented by the terms of this Agreement.

New Mortgage Loan: As defined in Section 2.02(a)(ii)(1) hereof.

Party or Parties: As defined in the introduction hereof.

Purchaser: As defined in the introduction hereof.

Quarterly Collection Period: As defined in Section 2.03 hereof.

Refinanced Mortgage Loan: A Mortgage Loan that has been refinanced in whole or in part by Seller or an affiliate thereof.

Refinancing Date: The date on which a Mortgage Loan (including a Mortgage Loan that was a Replacement Mortgage Loan) is refinanced by Seller or an affiliate thereof.

Refinancing Split Percentage: As defined in Section 2.03 hereof.

Related Collection Period: With respect to a Replacement Date, the Collection Period in the third calendar month prior to such Replacement Date, and with respect to a Replacement Loan Identification Date, the second calendar month prior to such Replacement Loan Identification Date.

Replacement Agreement Third Party: As defined in Section 2.05(a)(iv) hereof.

Replacement Date: With respect to a Refinanced Mortgage Loan and its related Replacement Mortgage Loan, the Distribution Date in the third calendar month following the Refinanced Mortgage Loan’s Refinancing Date.

Replacement Loan Identification Date: With respect to a Refinanced Mortgage Loan and its related Replacement Mortgage Loan, the 25th day of the second calendar month following the Refinanced Mortgage Loan’s Refinancing Date.

Replacement Mortgage Loan: A residential mortgage loan that satisfies the conditions set forth in Section 2.02(a) and which is required to be designated by Seller as a Mortgage Loan hereunder in substitution of a Refinanced Mortgage Loan.

Replacement Mortgage Loan Excess Spread: For any Replacement Mortgage Loan and for each applicable Collection Period, (a) 65% of the Servicing Spread Collections with respect to such Replacement Mortgage Loan remaining after payment of the applicable Base Servicing Fee for the Replacement Mortgage Loan, (b) 65% of all other amounts payable by the applicable Agency to Seller with respect to the Mortgage Loans, including any termination fees payable by an Agency to Seller for terminating the Seller as the servicer of any of the Mortgage Loans but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for advances and other out-of-pocket expenditures from an Agency by Seller in accordance with the Servicing Agreements and (c) 65% of any Repurchase Price received from Bank of America, National Association, pursuant to Section 10.03 of the Mortgage Rights Purchase and Sale Agreement.

Replacement Portfolio: As defined in Section 2.04(a) hereof.

Replacement Shortfall: As defined in Section 2.03 hereof.

Retained Portfolio: As defined in Section 2.04(a) hereof.

Retained Replacement Mortgage Loan Excess Spread: For any Replacement Mortgage Loan and for each applicable Collection Period, (a) 35% of the Servicing Spread Collections with respect to such Replacement Mortgage Loan remaining after payment of the applicable Base Servicing Fee for the Replacement Mortgage Loan, (b) 35% of all other amounts payable by the applicable Agency to Seller with respect to the Mortgage Loans, including any termination fees payable by an Agency to Seller for terminating the Seller as the servicer of any of the Mortgage Loans but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for advances and other out-of-pocket expenditures from an Agency by Seller in accordance with the Servicing Agreements and (c) 35% of any Repurchase Price received from Bank of America, National Association, pursuant to Section 10.03 of the Mortgage Rights Purchase and Sale Agreement.

Selection Period: As defined in Section 2.04(b) hereof.

Seller: As defined in the introduction hereof.

Third Party Assignment: As defined in Section 2.05(a)(iv) hereof.

Third Party Base Agreement: As defined in Section 2.05(a)(iv) hereof.

Third Party Spread: As defined in Section 2.05(a)(iv) hereof.

Section 1.02 General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) The terms defined in or incorporated by reference into this Agreement have the meanings assigned to them in this Agreement or the Excess Servicing Spread Sale and Assignment Agreement, as applicable, and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

REPLACEMENT OF MORTGAGE LOANS

Section 2.01 Refinancing and Substitution of Mortgage Loans.

Subject to, and upon the terms and conditions of this Agreement, and, more particularly, the conditions of this Article II, if Seller refinances any Mortgage Loan, it shall designate a residential mortgage loan as a Replacement Mortgage Loan and assign the Replacement Mortgage Loan Excess Spread with respect to such Replacement Mortgage Loan on the applicable Replacement Date to Purchaser as provided in this Agreement.

Section 2.02 Criteria for Replacement Mortgage Loans.

(a) As of the applicable Replacement Date, unless otherwise agreed upon by Seller and Purchaser, either:

(i) a Replacement Mortgage Loan shall satisfy the following criteria:

(1)	All consents, if any, required by the applicable Agency or any other Person, if any, to assign the related Replacement Mortgage Loan Excess Servicing Spread with respect to such Replacement Mortgage Loan shall have been obtained;

(2)	The servicing fee rate for the Replacement Mortgage Loan is not less than 0.25% per annum; and

(3)	The Replacement Mortgage Loan is secured by the same property as the Refinanced Mortgage Loan, and at least one of the Mortgagors of the Replacement Mortgage Loan was a Mortgagor of the Refinanced Mortgage Loan; or

(ii) if Seller is unable to satisfy the conditions in Section 2.02(a)(i) after using commercially reasonable efforts, Seller shall use its best efforts to substitute the Refinanced Mortgage Loan with a Replacement Mortgage Loan satisfying the following criteria:

(1)	The servicing fee rate for the Replacement Mortgage Loan is equal to or greater than the servicing fee rate of the residential mortgage loan whose proceeds were used to repay the Refinanced Mortgage Loan in whole or in part (the “New Mortgage Loan”) and, in any event, not less than 0.25% per annum;

(2)	The interest accrual rate per annum on the Replacement Mortgage Loan is within 12.5 basis points per annum of the interest accrual rate on the New Mortgage Loan;

(3)	The final maturity date of the Replacement Mortgage Loan is within six months of the final maturity date of the New Mortgage Loan;

(4)	The remaining credit characteristics of the Replacement Mortgage Loan (other than as specified in clauses (1), (2) and (3) above) are substantially the same as the credit characteristics of the New Mortgage Loan;

(5)	The Replacement Mortgage Loan is current as of the applicable Replacement Date; and

(6)	The Replacement Mortgage Loan is not subject to any foreclosure or similar proceeding as of the applicable Replacement Date; is not in process of any modification, workout or other loss mitigation process; and is not involved in litigation.

(b) If a Replacement Mortgage Loan would otherwise meet the criteria set forth in Section 2.02(a) but has not been sold to an Agency as of the Replacement Loan Identification Date, in lieu of substituting a loan pursuant to Section 2.02(a)(ii) above, the Seller may include such Replacement Mortgage Loan in the Available Portfolio; provided (i) the servicing fee rate for such Replacement Mortgage Loan shall be deemed to be 0.30% per annum and (ii) if at any time such Replacement Mortgage Loan fails to meet the criteria set forth in

Section 2.02(a), the Seller shall be required to substitute a loan for such Replacement Mortgage Loan pursuant to Section 2.02(a)(ii) above.

(c) Seller shall not be in breach of Section 2.01 on any Replacement Date if, after using best efforts to select Replacement Mortgage Loans to substitute Refinanced Mortgage Loans pursuant to Section 2.02(a)(ii), the aggregate outstanding principal balance of the residential mortgage loans in the Available Portfolio as of such Replacement Date is equal to or greater than 90% of the aggregate outstanding principal balance of the Refinanced Mortgage Loans that were refinanced during the Related Collection Period as measured on the opening of business on their respective Refinancing Date.

Section 2.03 Refinancing Incentives.

For any Replacement Date beginning with the Replacement Date in June 2012, Seller shall not be required to substitute Replacement Mortgage Loans for Refinanced Mortgage Loans in an aggregate principal amount up to the Maximum Retained Refinancing Loan Amount. For purposes of this Section 2.03, the following definitions shall apply:

Replacement Shortfall: With respect to any Replacement Date and the Related Collection Period, the aggregate outstanding principal balance of the New Mortgage Loans that were originated by Seller or an affiliate thereof during the Related Collection Period as measured on the opening of business on their respective Refinancing Date, minus the aggregate outstanding principal balance of the residential mortgage loans in the Available Portfolio as of such Replacement Date.

Excess Refinancing Percentage: With respect to any Replacement Date, a percentage equal to the excess, if any, of (a) a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balance of New Mortgage Loans that were originated by Seller or an affiliate thereof over the Related Collection Period and the two Collection Periods prior to such Related Collection Period (the “Quarterly Collection Period”) as measured on the opening of business on their respective Refinancing Date, minus the aggregate Replacement Shortfall over such Quarterly Collection Period, and the denominator of which is the aggregate principal balance of all voluntary prepayments received on the Mortgage Loans over the Quarterly Collection Period, over (b) 35%.

Refinancing Split Percentage: With respect to any Replacement Date, the Refinancing Split Percentage shown in the column of the table below corresponding to the Excess Refinancing Percentage therein:

Three Month Average Recapture Percentage	Excess Refinancing Percentage	Refinancing Split Percentage
35% or Less	0%	0%
> 35%, <= 40%	>0.00% and <=5.00%	25%
> 40%, <= 45%	>5.00% and <=10.00%	30%

Three Month Average Recapture Percentage	Excess Refinancing Percentage	Refinancing Split Percentage
> 45%, <= 50%	>10.00% and <=15.00%	35%
> 50%, <= 55%	>15.00% and <=20.00%	40%
> 55%, <= 60%	>20.00% and <=25.00%	45%
Greater than 60%	>25.00%	50%

Maximum Retained Refinancing Loan Amount: With respect to any Replacement Date, an amount, not less than zero, equal to the sum of (a) the product of (i) the Refinancing Split Percentage, if any, applicable to such Replacement Date, (ii) the Excess Refinancing Percentage applicable to such Replacement Date and (iii) the aggregate principal balance of New Mortgage Loans that were refinanced with Seller or an affiliate thereof during the Related Collection Period, plus (b) the Carryover Retained Amount, minus (c) the applicable Replacement Shortfall.

Carryover Retained Amount: With respect to any Replacement Date beginning with the Replacement Date in July 2012, the excess, if any, of the Maximum Retained Refinancing Loan Amount for the prior Replacement Date over the aggregate outstanding principal balance of the Mortgage Loans that were retained by Seller pursuant to this Section 2.03 on the prior Replacement Date.

Section 2.04 Procedures for Replacement Mortgage Loans.

(a) Not later than the Replacement Loan Identification Date, Seller shall (i) notify Purchaser of the identity of each Mortgage Loan that became a Refinanced Mortgage Loan during the Related Collection Period, (ii) calculate the Excess Refinancing Percentage, the Refinancing Split Percentage, the Maximum Retained Refinancing Loan Amount and the Carryover Retained Amount for the following Replacement Date, and notify Purchaser of such amounts in writing, (iii) provide Purchaser with a list of potential Replacement Mortgage Loans (the “Available Portfolio”), selected on the basis that the Excess Refinancing Percentage is equal to zero, and (iv) provide Purchaser with a list of residential mortgage loans selected from the Available Portfolio to be designated as Mortgage Replacement Loans (the “Replacement Portfolio”) on the following Replacement Date and a list of residential mortgage loans selected from the Available Portfolio to be excluded from the pool of Replacement Mortgage Loans (the “Retained Portfolio”) on the following Replacement Date in accordance with Section 2.03.

(b) Purchaser may submit an objection to the proposed Available Portfolio, the proposed Replacement Portfolio or the proposed Retained Portfolio not later than five Business Days following receipt of the notice of the proposed portfolios pursuant to Section 2.04(a). If Purchaser submits an objection, Seller and Buyer shall work together in good faith over the next five Business Days (the “Selection Period”) to mutually agree on the Replacement Portfolio and the Retained Portfolio. During the Selection Period, Seller may suggest alternative Replacement Mortgage Loans that meet the criteria of Section 2.02(a)(ii). If Seller and Purchaser are unable to agree on a Replacement Portfolio and a Retained Portfolio (if applicable) by close of business on the Business Day prior to the Replacement Date, Seller and Purchaser may modify the percentages in the definitions of Replacement Mortgage Loan Excess Spread,

Retained Replacement Mortgage Loan Express Spread, Excess Servicing Spread, Retained Servicing Spread and in the Priority of Payments, as applicable, to reflect the relative values that Seller and Purchaser would have had in the Excess Servicing Spread and Retained Servicing Spread but for the inability of Seller and Purchaser to mutually agree on such portfolios.

(c) Unless mutually agreed upon by Seller and Purchaser, the Retained Portfolio and the Replacement Portfolio with respect to any Replacement Date shall satisfy the following criteria:

(i) The aggregate outstanding principal balance of the residential mortgage loans in the Retained Portfolio shall not exceed the Maximum Retained Refinancing Loan Amount;

(ii) The weighted average servicing fee rate for the residential mortgage loans in the Retained Portfolio shall be substantially equal to the weighted average servicing fee rate for the Replacement Mortgage Loans in the Replacement Portfolio;

(iii) The weighted average interest accrual rate per annum of the residential mortgage loans in the Retained Portfolio shall be within 12.5 basis points per annum of the weighted average interest rate of the Replacement Mortgage Loans in the Replacement Portfolio;

(iv) The weighted average final maturity date of the residential mortgage loans in the Retained Portfolio shall be within six months of the weighted average final maturity date of the Replacement Mortgage Loans in the Replacement Portfolio; and

(v) The remaining credit characteristics of the pool of residential mortgage loans in the Retained Portfolio (other than as specified in clauses (ii), (iii) and (iv) above) shall be substantially the same as the credit characteristics of the pool of Replacement Mortgage Loans in the Replacement Portfolio.

(d) Exhibit B provides an example of the calculations to be made pursuant to this Section 2.04.

Section 2.05 Assignment of Replacement Mortgage Loan Excess Servicing Spread.

(a) Subject to the satisfaction of the terms and conditions in this Agreement, on each Replacement Date, Seller shall execute and deliver an Assignment Agreement for the Replacement Mortgage Loan Excess Servicing Spread to be assigned on such Replacement Date with respect to Replacement Mortgage Loans; provided, however, that

(i) Purchaser shall be entitled to all Replacement Mortgage Loan Excess Spread and Seller shall be entitled to all Retained Replacement Mortgage Loan Excess spread arising with respect to each such Replacement Mortgage Loan on and after the Refinancing Date with respect to the related Refinanced Mortgage Loan,

(ii) Seller shall deposit all Servicing Spread Collections received with respect to such Replacement Mortgage Loans on and after the Refinancing Date with respect to the related Refinanced Mortgage Loans into the Third Party Controlled Collection Account (other than amounts on deposit in the Lockbox Account, which shall be deposited into the Third Party Controlled Collection Account in accordance with the Excess Servicing Spread Sale and Assignment Agreement) not later than the Replacement Date,

(iii) for each Replacement Mortgage Loan that was originated on or after the Refinancing Date of the related Refinanced Mortgage Loan, Seller shall deposit all Servicing Spread Collections with respect to amounts prepaid at the time of closing of such Replacement Mortgage Loan, if applicable, into the Third Party Controlled Custodial Account not later than the Replacement Date,

(iv) if the Purchaser’s rights under this Agreement have been assigned to a third party that is not a party or an assignee of the Excess Servicing Spread Sale and Assignment Agreement (a “Third Party Assignment”), such third party (a “Replacement Agreement Third Party”) shall have entered into a new agreement (a “Third Party Base Agreement”) with Seller or Seller’s assignee that provides such Replacement Agreement Third Party with the same rights with respect to any Replacement Mortgage Loan Excess Spread arising after the date of the Third Party Assignment (“Third Party Spread”) that Purchaser would have under the Excess Servicing Spread Sale and Assignment if the Third Party Assignment had not occurred; it being understood that Purchaser shall not have any rights in, and the Excess Spread Sale and Assignment Agreement shall not apply to, any Third Party Spread.

(b) Upon delivery of an Assignment Agreement,

(i) Each of the Replacement Mortgage Loans whose Replacement Loan Excess Servicing Spread is assigned thereunder shall be deemed to be a “Mortgage Loan” for all purposes of the Base Agreement, mutatis mutandis, subject to the terms and conditions thereof and hereof; and

(ii) Each reference in the Excess Servicing Spread Sale and Assignment Agreement to the “Sale Date” (or such comparable definition in any other Base Agreement) shall be deemed to refer to the Refinancing Date.

Section 2.06 Base Servicing Fees with respect to Replacement Mortgage Loans.

Notwithstanding any provision of the Base Agreement to the contrary, the Base Servicing Fee with respect to Replacement Mortgage Loan shall begin to accrue as of the Collection Period prior to the applicable Replacement Date. In no event shall Base Servicing Fees accrue concurrently on any day for a Refinanced Mortgage Loan and for a Replacement Mortgage Loan.

Section 2.07 Intent and Characterization.

(a) Seller and Purchaser intend that the assignments of the Replacement Mortgage Loan Excess Spread pursuant to this Agreement and each Assignment Agreement constitute valid sales of such Replacement Mortgage Loan Excess Spread from Seller to Purchaser, conveying good title thereto free and clear of any Lien, and that the beneficial interest in and title to such Replacement Mortgage Loan Excess Spread not be part of Seller’s estate in the event of the bankruptcy of Seller. Seller and Purchaser intend and agree to treat the transfer and assignment of the Replacement Mortgage Loan Excess Spread as an absolute sale for tax purposes, and as an absolute and complete conveyance of title for property law purposes. Except for financial accounting purposes, neither party intends the transactions contemplated hereby to be characterized as a loan from Purchaser to Seller.

(b) In the event (but only in the event) that the conveyance of the Replacement Mortgage Loan Excess Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Replacement Mortgage Loan Excess Spread and all proceeds thereof as security for a loan in an amount equal to the product of (x) the aggregate outstanding Replacement Mortgage Loan principal balance as of the Replacement Date, (y) the Purchase Price Percentage and (z) 0.65.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations, Warranties and Covenants of Seller.

(a) As an inducement to Purchaser to enter into this Agreement, Seller affirms each of its representations, warranties and covenants in the Excess Servicing Spread Sale and Assignment Agreement, which representations, warranties and covenants are hereby incorporated into this Agreement; provided, however, that the Parties acknowledge that Replacement Mortgage Loans are not required to be owned by the Owner.

(b) Seller shall own all Mortgage Servicing Rights with respect to each Replacement Mortgage Loan and shall be entitled to all Servicing Spread Collections with respect to each Replacement Mortgage Loan other than the Replacement Mortgage Loan Excess Spread assigned to the Purchaser hereunder.

(c) Seller shall inform each Mortgagor of a Replacement Mortgage Loan to remit its mortgage payments to the Lockbox Account.

(d) Seller shall remain liable for all obligations with respect to the origination of each Replacement Mortgage Loan and, if applicable, for all obligations with respect to the sale of such Replacement Mortgage Loan to the applicable Agency.

(e) Each agreement or arrangement that Seller enters into to purchase Mortgage Servicing Rights shall be entered into on an arm’s length contractual basis in the ordinary course of business and shall have market terms applicable for the type of Mortgage Servicing Rights to be acquired thereby. Seller shall not enter into any agreement or arrangement with a third party intended to encourage the refinancing of any Mortgage Loan by any Person other than Seller.

(f) Seller shall cooperate with and assist any Replacement Agreement Third Party in drafting and entering into a Third Party Base Agreement as reasonably requested.

Section 3.02 Representations, Warranties and Covenants of Purchaser. As an inducement to Seller to enter into this Agreement, Purchaser affirms each of its representations, warranties and covenants in the Excess Servicing Spread Sale and Assignment Agreement, which representations, warranties and covenants are hereby incorporated into this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Costs and Expenses.

Except as otherwise provided herein, Purchaser and Seller shall each pay the expenses incurred by it or its affiliates in connection with the transactions contemplated hereby.

Section 4.02 Confidentiality.

Each Party understands that certain information which it has been furnished and will be furnished in connection with this transaction, including, but not limited to information concerning business procedures, servicing fees or prices, Non Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), policies or plans of the other party or any of its affiliates, is confidential and proprietary, and each party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the party furnishing such information. Information which is generally known in the industry concerning a Party or among such Party’s creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser’s compliance with the terms of this Section 4.02. If Seller, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller’s compliance with the terms of this Section 4.02. Notwithstanding the terms of this Section 4.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each party agrees to promptly return to the other, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby.

Section 4.03 Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warranties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive each applicable Replacement Date.

Section 4.04 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service to the specified in or otherwise provided in accordance with the Excess Servicing Spread Sale and Assignment Agreement.

Section 4.05 Waivers.

Either Purchaser or Seller may, by written notice to the other:

(a) Extend the time for the performance of any of the obligations or other transactions of the other; and

(b) Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other hereunder.

The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 4.06 Entire Agreement; Amendment.

This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.

Section 4.07 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.

Section 4.08 Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 4.09 Applicable Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law. The parties agree to waive trial by jury in the event of any dispute under this Agreement.

Section 4.10 Incorporation of Exhibits.

The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

Section 4.11 Counterparts.

This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

Section 4.12 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto.

Section 4.13 Assignment.

Seller may not assign all or any part of this Agreement, or any interest herein, without the prior written consent of Purchaser, provided that any successor to Seller must assume Seller’s obligations under this Agreement. Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, pledge, subdivide or otherwise deal with its rights under this Agreement on whatever terms Purchaser shall determine; provided that in the case of any Third Party Assignment, the Replacement Agreement Third Party and Seller shall enter into a Third Party Base Agreement that provides such Replacement Agreement Third Party with the same rights with respect to the Third Party Spread that Purchaser would have had under the Excess Servicing Spread Sale and Assignment Agreement if the Third Party Assignment had not occurred.

Section 4.14 Third Party Beneficiaries.

This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Purchaser and Seller.

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

NIC MSR I LLC
Purchaser

By: NIC MSR LLC, as Member

By:	/s/ Brian C. Sigman

Name: Brian C. Sigman
Title: Chief Financial Officer

NATIONSTAR MORTGAGE LLC
Seller

By:	/s/ Gregory A. Oniu

Name: Gregory A. Oniu
Title: Senior Vice President

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT FOR REPLACEMENT MORTGAGE LOANS

Subject to, and upon the terms and conditions of the Excess Servicing Spread Sale and Assignment Agreement, dated as of December 8, 2011 (the “Agreement”), by and between Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) and NIC MSR I LLC, a Delaware limited liability company (together with its successors assigns, the “Purchaser”), Seller hereby assigns, transfers and delivers to Purchaser all of Seller’s right, title and interest in and to Replacement Mortgage Loan Excess Spread for each of the Replacement Mortgage Loans set forth in Annex A attached hereto and all proceeds thereof, and agrees that as of the applicable Refinancing Date, the applicable Replacement Mortgage Loan shall be deemed to be a “Mortgage Loan” for all purposes of the Agreement. Capitalized terms used in this Assignment Agreement have the meanings given to such terms in, or incorporated by reference into, the Agreement.

All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by Seller on or prior to the date hereof have been duly complied with and performed in all material respects.

NATIONSTAR MORTGAGE LLC
Seller

By:

Name:

Title:

Exhibit B

Example of calculations of Maximum Retained Refinancing Loan Amounts

Recaptured Loan Incentive		Range of Loans Retained as a Percentage of Total Recapture
3 Month Avg Recapture	Retained Percentage(1)	Nationstar	Portfolio
35% or Less	0%	0.00%	100.00%
> 35%, <= 40%	25%	0.00% to 1.25%	100.00% to 98.75%
> 40%, <= 45%	30%	1.50% to 3.00%	98.50% to 97.00%
> 45%, <= 50%	35%	3.50% to 5.25%	96.50% to 94.75%
> 50%, <= 55%	40%	6.00% to 8.00%	94.00% to 92.00%
> 55%, <= 60%	45%	9.00% to 11.25%	91.00% to 88.75%
> 60%, <= 65%	50%	12.50% to 15.00%	87.50% to 85.00%
> 65%, <= 70%	50%	15.00% to 17.50%	85.00% to 82.50%
> 70%, <= 75%	50%	17.50% to 20.00%	82.50% to 80.00%
Greater than 75%	50%	20.00% to 32.50%	80.00% to 67.50%

[1]	Represents the percentage of loans Nationstar retains above 35% recapture.

Annex A

[ATTACH ANNEX A, WHICH MAY BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE, CONTAINING THE INFORMATION SET FORTH BELOW]

(a)	(b)	(c)	(d)	(e)	(g)	(h)	(i) (column (g) – column (h))	(j) (65% of column (i))
Refinancing Date	Loan # of Refinanced Mortgage Loan	Principal Balance of Refinanced Mortgage Loan	Loan # of Replacement Mortgage Loan	Principal Balance of Replacement Mortgage Loan as of the Replacement Date	Servicing Fee Rate	Base Servicing Fee Rate	Net Servicing Fee Rate	Replacement Mortgage Loan Excess Spread